Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom llp ONE MANHATTAN WEST NEW YORK, NEW YORK 10001 ________ TEL: (212) 735-3000 FAX: (212) 735-2000/1 www.skadden.com March 29, 2021

FIRM/AFFILIATE
OFFICES

-----------

BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

WASHINGTON, D.C.

WILMINGTON

-----------

BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SÃO PAULO

SEOUL

SHANGHAI

SINGAPORE

TOKYO

TORONTO

GX Acquisition Corp.
1325 Avenue of the Americas, 25th Floor
New York, NY 10019

RE:	GX Acquisition Corp. – Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to GX Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (File No. 333-252402) filed by the Company on January 25, 2021 with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended by Pre-Effective Amendment No. 1, to be filed on the date hereof (as so amended, the “Registration Statement”), by the Company with the Commission under the Securities Act, relating to the registration of 148,031,066 shares (the “Registered Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Company Common Stock”), that may become issuable upon the consummation of the transactions contemplated by the Merger Agreement and Plan of Reorganization, dated as of January 8, 2021, (the “Merger Agreement”) by and among the Company, Alpha First Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“First Merger Sub”), Alpha Second Merger Sub, LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Second Merger Sub”), and Celularity Inc., a Delaware corporation (“Celularity”). Pursuant to the Merger Agreement, (i) First Merger Sub will be merged with and into Celularity (the “First Merger”), with Celularity surviving the First Merger as a wholly owned subsidiary of the Company (Celularity, in its capacity as the surviving corporation of the First Merger, the “Surviving Corporation”); and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, the Surviving Corporation will be merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Mergers”), with Second Merger Sub being the surviving entity of the Second Merger (Second Merger Sub, in its capacity as the surviving entity of the Second Merger, is sometimes referred to herein as the “Surviving Entity”), which will ultimately result in Celularity becoming a wholly-owned direct subsidiary of the Company. We refer herein to (a) the Mergers and the other transactions described in the Merger Agreement collectively hereafter as the “Business Combination”, (b) the consummation thereof as the “Closing”, (c) the date of the Closing as the “Closing Date” and (d) the Company following effectiveness of the Mergers as “New Celularity.”

GX Acquisition Corp.

March 29, 2021

At the effective time of the First Merger (the “Effective Time”), by virtue of the First Merger and without any action on the part of the Company, First Merger Sub, Celularity or the holders of any of the following securities:

(a)	each share of Celularity common stock (the “Celularity Common Stock”), par value $0.0001 per share (including shares of Celularity Common Stock resulting from the conversion of shares of Celularity’s Preferred Stock, par value $0.0001 per share, designated as Series A Preferred Stock, Celularity’s Preferred Stock, par value $0.0001 per share, designated as Series B Preferred Stock (the “Series B Preferred Stock”) and Celularity’s Preferred Stock, par value $0.0001 per share, designated as Series X Preferred Stock (collectively, the “Celularity Preferred Stock”)) that is issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the number of shares of Company Common Stock equal to the Exchange Ratio (as defined below) (the “Per Share Merger Consideration”);

(b)	each warrant to purchase Celularity’s Series B Preferred Stock (each, a “Celularity Warrant”) (as to which no notice of exercise has been delivered to Celularity prior to the Closing) that is outstanding immediately prior to the Effective Time (and which would otherwise be exercisable in accordance with its terms immediately following the Effective Time), will, to the extent consistent with the terms of such Celularity Warrant, represent the right to purchase shares of Company Common Stock (and not Celularity Capital Stock (as defined in the Registration Statement)) (each, a “Converted Warrant”) on the same terms and conditions (including exercisability terms) as were applicable to such Celularity Warrant immediately prior to the Effective Time, except that (i) each Converted Warrant will be exercisable for that number of shares of Company Common Stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Celularity Common Stock that would be issuable upon the exercise of a Celularity Warrant for cash and assuming the conversion of the Series B Preferred Stock underlying such outstanding Celularity Warrant into Celularity Common Stock (the “Celularity Warrant Shares”) subject to the Celularity Warrant immediately prior to the Effective Time and (B) the Exchange Ratio (as defined below); and (ii) the per share exercise price for each share of Company Common Stock issuable upon exercise of the Converted Warrant will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the per share exercise price for each share of Series B Preferred Stock issuable upon exercise of such Celularity Warrant immediately prior to the Effective Time by (B) the Exchange Ratio (as defined below); and

(c)	each outstanding option to purchase Celularity Common Stock, whether or not exercisable and whether or not vested, immediately prior to the Closing under the Celularity Inc. 2017 Equity Incentive Plan, as such may have been amended, supplemented or modified from time to time, or otherwise (each, a “Celularity Option”) that is outstanding immediately prior to the Effective Time will be assumed by the Company and converted into an option to purchase shares of Company Common Stock (each, a “Converted Option”), except that the assumption and conversion of any such Celularity Options that are incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) will be effected in a manner that is intended to be consistent with the applicable requirements of Section 424 of the Code and the applicable regulations promulgated thereunder. Each Converted Option will have and be subject to the same terms and conditions (including vesting and exercisability terms) as were applicable to such Celularity Option immediately before the Effective Time, except that (i) each Celularity Option will be exercisable for that number of shares of Company Common Stock equal to the product (rounded down to the nearest whole number) of (A) the number of shares of Celularity Common Stock subject to the Celularity Option immediately before the Effective Time and (B) the Exchange Ratio (as defined below); and (ii) the per share exercise price for each share of Company Common Stock issuable upon exercise of the Converted Option will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the exercise price per share of Celularity Common Stock of such Celularity Option immediately before the Effective Time by (B) the Exchange Ratio (as defined below); except that the exercise price and the number of shares of Company Common Stock purchasable under each Converted Option will be determined in a manner consistent with the requirements of Section 409A of the Code and the applicable regulations promulgated thereunder.

GX Acquisition Corp.

March 29, 2021

As used herein:

(a)	“Celularity Reference Share Value” means a dollar amount equal to (i) the sum of (a) $1,250,000,000 plus (b) the aggregate dollar amount payable to Celularity upon the exercise of all Celularity Options and Celularity Warrants (as to which no notice of exercise has been delivered to Celularity prior to the Closing) that are outstanding immediately prior to the Effective Time (and which would otherwise be exercisable in accordance with its terms immediately following the Effective Time), calculated by adding the sum of all exercise prices under such Celularity Options and Celularity Warrants (the “Aggregate Exercise Price”) divided by (ii) the number of Fully Diluted Celularity Shares;

(b)	“Exchange Ratio” means the quotient obtained by dividing (i) the Celularity Reference Share Value, by (ii) a dollar amount equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the trust account that holds a portion of the proceeds of the Company’s initial public offering (the “IPO”), consummated on May 23, 2019, and the concurrent sale of the warrants to purchase shares of Company Common Stock sold in private placements to GX Sponsor LLC, a Delaware limited liability company, that occurred simultaneously with the completion of the IPO (the “Trust Account”) as of two business days prior to the Closing Date, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes by (b) the shares of Company Common Stock issued and sold as part of the IPO contemplated by the prospectus that remain outstanding as of two business days prior to the Closing Date; and

(c)	“Fully Diluted Celularity Shares” means, as of the Effective Time, a number of shares of Celularity Common Stock determined as follows without duplication, and expressed in each case on a fully diluted and as-converted to Celularity Common Stock basis: (i) the number of shares of Celularity Common Stock outstanding immediately prior to the Effective Time, (ii) the number of shares of Celularity Common Stock issuable in respect of all unexpired, issued and outstanding Celularity Options, (iii) the number of shares of Celularity Common Stock issuable upon the conversion of the Celularity Preferred Stock pursuant to the Merger Agreement (including in respect of any Celularity Warrant Shares issued upon the exercise of a Celularity Warrant prior to or in connection with the Closing) and (iv) the Celularity Warrant Shares to the extent the related Celularity Warrant remains outstanding immediately prior to the Effective Time and which would otherwise be exercisable in accordance with its terms immediately following the Effective Time.

GX Acquisition Corp.

March 29, 2021

As of the date of the filing of the Registration Statement, the exchange ratio was approximately 0.7683.

Immediately prior to the Effective Time, the Company will amend and restate its amended and restated certificate of incorporation.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) a copy of the Merger Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) an executed copy of a certificate of Andrea J. Kellett, Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(d) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect and certified pursuant to the Secretary’s Certificate (the “Current Certificate of Incorporation”), filed as Exhibit 3.1 to the Registration Statement (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 24, 2019);

(e) the form of Amended and Restated Certificate of Incorporation of the Company attached as Annex B to the joint proxy statement/prospectus included in the Registration Statement (the “A&R Certificate of Incorporation”), which, subject to approval by the stockholders of the Company and filing with the Secretary of State of the State of Delaware, will (i) amend and restate the Current Certificate of Incorporation and (ii) become effective prior to the issuance of any Registered Shares certified pursuant to the Secretary’s Certificate;

(f)   the Bylaws of the Company (the “Current Bylaws”), filed as Exhibit 3.2 to the Registration Statement, and certified pursuant to the Secretary’s Certificate;

(g) the form of Amended and Restated Bylaws of the Company attached as Annex C to the joint proxy statement/prospectus included in the Registration Statement (the “A&R Bylaws”), which have been approved by the board of directors and will (i) amend and restate the Current Bylaws and (ii) become effective prior to the issuance of any Registered Shares, certified pursuant to the Secretary’s Certificate;

(h) certain resolutions adopted by the board of directors of the Company, relating to, among other things, the Registration Statement and the Merger, and certified pursuant to the Secretary’s Certificate; and

(i)   a certificate from the Secretary of State of the State of Delaware, dated March 16, 2021, as to the existence and good standing of the Company in the State of Delaware.

GX Acquisition Corp.

March 29, 2021

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Merger Agreement.

In rendering the opinions stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, (ii) the issuance of the Registered Shares will be properly recorded in the books and records of the Company and (iii) the issuance of the Registered Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the A&R Certificate of Incorporation, the A&R Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement and the Company’s most recent Annual Report on Form 10-K).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of the Registered Shares has been duly authorized, and when (i) the Registration Statement as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act and the Registered Shares are issued pursuant to such Registration Statement, (ii) the stockholders of the Company approve the Mergers, (iii) the Mergers are consummated in accordance with the Merger Agreement, (iv) the A&R Certificate of Incorporation is filed with the Secretary of State of the State of Delaware and such A&R Certificate of Incorporation becomes effective, (v) the A&R Bylaws become effective and (vi) the Registered Shares are issued and delivered in accordance with the terms of the Merger Agreement, the Registered Shares will be validly issued, fully paid and nonassessable under the DGCL.

GX Acquisition Corp.

March 29, 2021

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP